Exhibit 99.1

LETTER OF TRANSMITTAL

To Tender for Exchange any and all 5.25% Notes due 2015 that have not been registered under the Securities Act of 1933 for 5.25% Notes due 2015 that have been registered under the Securities Act of 1933 of

Regency Centers, L.P.

Guaranteed as to Payment of Principal and Interest by Regency Centers Corporation

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON             , 2005 UNLESS EXTENDED (THE “EXPIRATION DATE”).

PLEASE CAREFULLY READ THE ATTACHED INSTRUCTIONS

The Exchange Agent for the Offer is:

WACHOVIA BANK, NATIONAL ASSOCIATION

By Mail, Hand or Overnight Courier

Wachovia Bank, National Association 1525 West W.T. Harris Boulevard, 3C3 Corporate Actions NC1153 Charlotte, NC 28262-8522 Attention: Exchange Department

or

Facsimile (eligible institutions only): (        )

To confirm by telephone: (        )

For any questions regarding this Letter of Transmittal or for any additional information, you may contact the Exchange Agent by telephone at (        )                         .

The undersigned hereby acknowledges receipt of the Prospectus dated                     , 2005 (the “Prospectus”) of Regency Centers, L.P., a Delaware limited partnership (“Regency Centers”), and this Letter of Transmittal (the “Letter of Transmittal” or “Letter”), which together constitute Regency Centers’ offer (the “Exchange Offer”) to exchange its 5.25% notes due 2015 and the related guarantee of Regency Centers Corporation, a Florida corporation (“Regency”) (the “New Notes”), that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding 5.25% notes due 2015 and the related guarantee of Regency (the “Old Notes”) that have not been registered under the Securities Act, of which an aggregate principal amount of $350,000,000 is outstanding. Capitalized terms used but not defined in this Letter of Transmittal have the meanings given to them in the Prospectus.

For each Old Note accepted for exchange, the holder of that Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. Old Notes will be exchanged and New Notes will be issued only in integral multiples of $1,000. Old Notes accepted for exchange will not receive accrued interest at the time of exchange. However, each New Note will bear interest from the most recent date to which interest has been paid on the Old Notes, or if no interest has been paid on the Old Notes, from July 18, 2005.

This Letter is to be completed by a holder of Old Notes if a tender of Old Notes is to be made by book-entry transfer to the account maintained by the Exchange Agent at The Depository Trust Company (“DTC”) pursuant to the procedures set forth in “The Exchange Offer” Book Entry Transfer” section of the Prospectus. Holders of Old Notes who are unable to deliver their confirmation of the book-entry tender of their Old Notes into the Exchange Agent’s account at DTC (a “Book-Entry Confirmation”) and all other documents required by this Letter of Transmittal to the Exchange Agent on or before the Expiration Date, must tender their Old Notes according to the guaranteed delivery procedures set forth in “The Exchange Offer” Guaranteed Delivery Procedures” section of the Prospectus. See Instruction 1. Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

The undersigned hereby tenders the Old Notes described in Box 1 below pursuant to the terms and conditions described in the Prospectus and this Letter of Transmittal. The undersigned is the registered owner of all the tendered Old Notes or a participant in DTC whose name appears on a security position listing as the owner of the Old Notes, and the undersigned represents that it has received from each beneficial owner of the tendered Old Notes (collectively, the “Beneficial Owners”) a duly completed and executed form of “Instructions to DTC Participant from Beneficial Owner” accompanying this Letter of Transmittal, instructing the undersigned to take the action described in this Letter of Transmittal.

Subject to, and effective upon, the acceptance for exchange of the tendered Old Notes, the undersigned hereby exchanges, assigns and transfers to, or upon the order of, Regency Centers, all right, title, and interest in, to, and under the Old Notes.

The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned with respect to the tendered Old Notes, with full power of substitution (the power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) deliver the tendered Old Notes to Regency Centers or cause ownership of the tendered Old Notes to be transferred to, or upon the order of, Regency Centers, on the books of the registrar for the Old Notes and deliver all accompanying evidences of transfer and authenticity to, or upon the order of, Regency Centers upon receipt by the Exchange Agent, as the undersigned’s agent, of the New Notes to which the undersigned is entitled upon acceptance by Regency Centers of the tendered Old Notes pursuant to the Exchange Offer, and (ii) receive all benefits and otherwise exercise all rights of beneficial ownership of the tendered Old Notes, all in accordance with the terms of the Exchange Offer.

Unless otherwise indicated under “Special Issuance Instructions” below (Box 3), the New Notes exchanged for tendered Old Notes will be credited to the account at DTC of the holder tendering such Old Notes.

The undersigned understands that tenders of Old Notes pursuant to the procedures described under the caption “The Exchange Offer” in the Prospectus and in the instructions to this Letter will constitute a binding agreement between the undersigned and Regency Centers upon the terms and subject to the conditions of the Exchange Offer, subject only to withdrawal of tenders on the terms set forth in the Prospectus under the caption “The Exchange Offer, Withdrawal of

Tenders.” All authority conferred in this Letter of Transmittal or agreed to be conferred will survive the death, bankruptcy or incapacity of the undersigned and any Beneficial Owner(s), and every obligation of the undersigned or any Beneficial Owners under this Letter of Transmittal will be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned and such Beneficial Owner(s).

The undersigned and each Beneficial Owner will, upon request, execute and deliver any additional documents reasonably requested by Regency Centers or the Exchange Agent as necessary or desirable to complete and give effect to the transactions contemplated hereby.

By accepting the Exchange Offer, the undersigned hereby represents and warrants that:

(i) the New Notes being acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the undersigned or of any other person receiving New Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes;

(ii) neither the undersigned nor any other person acquiring the New Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes, is an “affiliate,” as defined in Rule 405 under the Securities Act, of Regency Centers;

(iii) neither the undersigned nor any other person acquiring the New Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes, is participating in or has an intent to participate in a distribution of the New Notes;

(iv) neither the undersigned nor any other person acquiring the New Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes, has an arrangement or understanding with any other person to participate in a distribution of the New Notes;

(v) the undersigned has full power and authority to tender, exchange, assign and transfer the Old Notes being tendered; and

(vi) Regency Centers will acquire good, marketable and unencumbered title to the Old Notes being tendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements or other obligations relating to their sale or transfer and not subject to any adverse claims when the Old Notes are accepted by Regency.

If the undersigned is a broker-dealer that acquired the Old Notes directly from Regency Centers in the initial offering and not as a result of market-making activities or if any of the foregoing representations and warranties are not true, then the undersigned is not eligible to participate in the Exchange Offer, cannot rely on the interpretations of the staff of the Securities and Exchange Commission in connection with the Exchange Offer and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the New Notes.

If any of the undersigned or any other person acquiring the New Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes, is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it hereby represents and warrants that it will deliver a prospectus in connection with any resale of New Notes. By acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

☐	CHECK HERE IF TENDERED OLD NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE BOX 2 BELOW.

☐	CHECK HERE IF TENDERED OLD NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY DELIVERED TO THE EXCHANGE AGENT AND COMPLETE BOX 4 BELOW.

☐	CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS TO THE PROSPECTUS.

Name:

Address:

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL

CAREFULLY BEFORE COMPLETING THE BOXES

Box 1

DESCRIPTION OF OLD NOTES TENDERED (Attach additional signed pages, if necessary)
Name(s) and Address(es) of Holder(s) (Please fill in, if blank)	Aggregate Principal Amount Tendered*

TOTAL
* The minimum permitted tender is $1,000 in principal amount of Old Notes. All other tenders must be in integral multiples of $1,000 of principal amount.

Box 2

BOOK-ENTRY TRANSFER (See Instruction 1)

Name of Tendering Institution:

DTC Account Number:

Transaction Code Number:

Box 3

SPECIAL ISSUANCE INSTRUCTIONS

(See Instructions 4, 5, and 6)

To be completed ONLY if Old Notes delivered by book-entry transfer which are not accepted for exchange are to be returned by credit to an account maintained at DTC other than the account set forth in Box 2.

☐ Credit unexchanged Old Notes delivered by book-entry transfer to the DTC account set forth below:

(DTC Account Number)

Box 4

USE OF GUARANTEED DELIVERY

(See Instruction 1)

To be completed ONLY if Old Notes are being tendered by means of a notice of guaranteed delivery.

Name(s) of Holder(s):

Date of Execution of Notice of
Guaranteed Delivery:

Name of Institution which
Guaranteed Delivery:

BOX 5

TENDERING HOLDER SIGNATURE (See Instructions 1 and 4)

X

X

(Signature of Registered Holder(s) or Authorized Signatory)

Note: The above lines must be signed by the registered holder(s) of Old Notes as their name(s) appear(s) on the Old Notes or, if tendered by a participant in DTC, exactly as such participant’s name appears on a security position listing as the owner of Old Notes, or by person(s) authorized to become holder(s) (evidence of which authorization must be transmitted with this Letter of Transmittal). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer, or other person acting in a fiduciary or representative capacity, that person must set forth his or her full title below. See Instruction 4.

Name(s):

Capacity:

Street Address:

(Include Zip Code)

(Area Code and Telephone Number)	(Tax Identification or Social Security Number)

Signature Guarantee:

(If Required by Instruction 4)

Authorized Signature:

Name:

(Please Type or Print)

Title:

Name of Firm:

(Must be an Eligible Institution as defined in Instruction 1)

Address:

(Include Zip Code)

Area Code and Telephone Number:

Dated:

INSTRUCTIONS TO LETTER OF TRANSMITTAL

FORMING PART OF THE TERMS AND CONDITIONS

OF THE EXCHANGE OFFER

1. Delivery of this Letter of Transmittal; Guaranteed Delivery Procedures. This Letter of Transmittal is to be used if (a) tenders are to be made pursuant to the procedures for delivery by book-entry transfer or (b) tenders are to be made according to the guaranteed delivery procedures, all as set forth in the Prospectus. Delivery of an Agent’s Message by DTC will satisfy the terms of the Exchange Offer in lieu of execution and delivery of a Letter of Transmittal by the participant(s) identified in the Agent’s Message.

To validly tender Old Notes pursuant to the Exchange Offer, either (a) the Exchange Agent must receive a properly completed and duly executed copy of this Letter of Transmittal with any required signature guarantees, together with either a properly completed and duly executed Notice of Guaranteed Delivery, or an Agent’s Message, as the case may be, and any other documents required by this Letter of Transmittal, or (b) a holder of Old Notes must comply with the guaranteed delivery procedures set forth below.

Holders of Old Notes who desire to tender them pursuant to the Exchange Offer but do not have sufficient time for all required documents to reach the Exchange Agent before 5:00 p.m., New York City time, on the Expiration Date, or who cannot complete the procedure for book-entry transfer on a timely basis, may tender their Old Notes pursuant to the guaranteed delivery procedures set forth in the Prospectus under “The Exchange Offer, Guaranteed Delivery Procedures.” Pursuant to those procedures, (a) tender must be made by a firm that is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” as defined by Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”) and, in each instance, that is a recognized participant in the Securities Transfer Agent Medallion Program (“STAMP”) or a recognized participant in the Securities Exchange Agents Medallion Program or the Stock Exchange Medallion Program (a “Medallion Signature Guarantor”), (b) the Exchange Agent must have received from the Eligible Institution, before 5:00 p.m., New York City time, on the Expiration Date, a properly completed and duly executed Notice of Guaranteed Delivery (by mail, hand delivery, or overnight carrier), and (c) a properly completed and duly executed Letter of Transmittal or Agent’s Message, as the case may be, and all other documents required by this Letter of Transmittal or the Prospectus, must be received by the Exchange Agent within five business days after the Expiration Date, all as provided in the Prospectus under the caption “The Exchange Offer, Guaranteed Delivery Procedures.”

The method of delivery of this Letter of Transmittal and other required documents is at the election and risk of the tendering holder. Except as otherwise provided in this Letter of Transmittal and in the Prospectus, delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that the holder use an overnight or hand delivery service. In all cases, sufficient time should be allowed to permit delivery to the Exchange Agent before 5:00 p.m., New York City time, on the Expiration Date.

2. Beneficial Owner Instructions to Registered Holders. Only a holder in whose name tendered Old Notes are registered on the books of the registrar (or the legal representative or attorney-in-fact of that registered holder or a participant in DTC whose name appears on a security position listing as the owner of the Old Notes) may execute and deliver this Letter of Transmittal. Any Beneficial Owner of tendered Old Notes who is not the registered holder must arrange promptly with the participant in DTC whose name appears on a security position listing as the owner of the Beneficial Owner’s Old Notes to execute and deliver this Letter of Transmittal, or an Agent’s Message by DTC, on his or her behalf through the execution and delivery to DTC of the form of Instructions to DTC Participant from Beneficial Owner accompanying this Letter of Transmittal.

3. Partial Tenders. Tenders of Old Notes will be accepted only in integral multiples of $1,000 in principal amount. The tendering holder should fill in the principal amount tendered in the column labeled “Aggregate Principal Amount Tendered” of Box 1 above. If the entire principal amount of all Old Notes held by the holder is not tendered, then Old Notes for the principal amount of Old Notes not tendered and New Notes issued in exchange for any Old Notes tendered and accepted will be credited to the holder’s account, promptly following the Expiration Date.

4. Signatures on the Letter of Transmittal; Guarantee of Signatures. If this Letter of Transmittal is signed by the registered holder(s) of the tendered Old Notes, the signature must correspond with the name(s) as written on the face of the tendered Old Notes without alteration, enlargement or any change whatsoever. If this Letter of Transmittal is signed by a participant in DTC whose name is shown on a security position listing as the owner of the Old Notes tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of the Old Notes.

If any of the tendered Old Notes are registered in the name of two or more holders, all holders must sign this Letter of Transmittal. If any Old Notes tendered hereby are registered in different names, it will be necessary to complete, sign and submit as many separate copies of the Letter of Transmittal as there are different names.

If this Letter of Transmittal or instrument of transfer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Regency Centers of such person’s authority to so act must be submitted.

No separate instruments of transfer are required unless New Notes, or Old Notes not tendered or exchanged, are to be credited to the account of a person other than the registered holders in which case signatures on instruments of transfer must be guaranteed by a Medallion Signature Guarantor, unless the signature is that of an Eligible Institution.

Signatures on this Letter of Transmittal must be guaranteed by a Medallion Signature Guarantor, unless (a) the Old Notes tendered hereby are tendered by a registered holder or by a participant in DTC whose name appears on a security position listing as the owner of the Old Notes that has not completed Box 3 entitled “Special Issuance Instructions” in this Letter of Transmittal, or (b) the Old Notes are tendered for the account of an Eligible Institution. If Old Notes not accepted for exchange or not tendered are to be credited to a person other than the tendering holder, or if New Notes are to be credited to someone other than the tendering holder of the Old Notes, then the signatures on this Letter of Transmittal must be guaranteed by a Medallion Signature Guarantor as described above.

The Letter of Transmittal should be sent only to the Exchange Agent, and not to Regency Centers or DTC.

5. Special Issuance and Delivery Instructions. Holders of Old Notes tendering Old Notes by book-entry transfer may request that Old Notes not exchanged be credited to such account maintained at DTC as the Holder may designate on this Letter of Transmittal. If no instructions are given, the Old Notes not exchanged will be returned to the account of the person signing this Letter of Transmittal.

6. Transfer Taxes. Regency Centers will pay all transfer taxes, if any, applicable to the exchange of tendered Old Notes pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the transfer and exchange of tendered Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or on any other person) will be payable by the tendering holder. If satisfactory evidence of payment of those taxes or exemption from those taxes is not submitted with this Letter of Transmittal, the amount of those transfer taxes will be billed directly to the tendering holder.

7. Validity of Tenders. All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be determined by Regency Centers in its sole discretion. This determination will be final and binding. Regency Centers reserves the right to reject any and all tenders of Old Notes not in proper form or the acceptance of which for exchange may, in the opinion of Regency Centers’ counsel, be unlawful. Regency Centers also reserves the right to waive any conditions of the Exchange Offer or any defect or irregularity in the tender of Old Notes. The interpretation of the terms and conditions of the Exchange Offer (including this Letter of Transmittal and the instructions hereto) by Regency Centers will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as Regency Centers determines. Neither Regency Centers, the Exchange Agent nor any other person will be under any duty to give notification of defects or irregularities to holders of Old Notes or incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until the defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived, the unaccepted or non-exchanged Old Notes evidencing the unaccepted or non-exchanged portion of the Old Notes, as appropriate, will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in this Letter of Transmittal, as soon as practicable following the Expiration Date.

8. Waiver of Conditions. Regency Centers reserves the right to waive any of the conditions of the Exchange Offer in the case of any tendered Old Notes.

9. No Conditional Tenders. No alternative, conditional, irregular, or contingent tender of Old Notes or transmittal of this Letter of Transmittal will be accepted.

10. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address and telephone number indicated in this Letter of Transmittal. Beneficial Owners may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

11. Acceptance of Tendered Old Notes and Issuance of New Notes; Return of Old Notes. Subject to the terms and conditions of the Exchange Offer, Regency Centers will accept for exchange all validly tendered Old Notes promptly after the Expiration Date and will issue New Notes for the Old Notes promptly thereafter. For purposes of the Exchange Offer, Regency Centers will be deemed to have accepted tendered Old Notes when, as and if Regency Centers has given written or oral notice (confirmed in writing) of acceptance to the Exchange Agent. If any tendered Old Notes are not exchanged pursuant to the Exchange Offer for any reason, those unexchanged Old Notes will be credited, without expense, to the account of the tendering holder or to a different account as may be indicated in this Letter of Transmittal under “Special Delivery Instructions” (Box 3).

12. Withdrawal. Tenders may be withdrawn only pursuant to the procedures set forth in the Prospectus under the caption “The Exchange Offer, Withdrawal of Tenders.”